Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 28, 2019, relating to the consolidated financial statements of Zedge, Inc. included in its Annual Report on Form 10-K for the year ended July 31, 2019. We also consent to the reference to our Firm under the heading “Experts” in this Registration Statement.

/s/ Mayer Hoffman McCann CPAs

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

December 9, 2019